                                                                    EXHIBIT 11.1

                        ENCHIRA BIOTECHNOLOGY CORPORATION
                BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION

                          YEAR ENDED DECEMBER 31, 1998

Weighted Average Shares Outstanding:


      TOTAL                     # DAYS
      SHARES                  OUTSTANDING
--------------------------------------------------------
       12,251,434      x        119 =      1,457,920,646
       12,281,591      x          1 =         12,281,591
       12,970,109      x         40 =        518,804,360
       12,995,109      x         50 =        649,755,450
       13,006,833      x          6 =         78,040,998
       13,011,833      x         88 =      1,145,041,304
       15,241,169      x         48 =        731,576,112
                                ---        -------------
                                352        4,593,420,461

1:7 Reverse split                            656,202,923
       2,177,254       x          3 =          6,531,762
       2,179,142       x         10 =         21,791,420
                                ---         ------------
                                365          684,526,105  /   365 =   1,875,414
                                ===         ============              =========

Loss Per Share:

        Net Loss plus dividend accrual
        plus accretion of offering costs    $ (9,761,067)         =  $    (5.20)
        --------------------------------    ------------             ==========
            Weighted Avg. Shares               1,875,414

                        ENCHIRA BIOTECHNOLOGY CORPORATION
                BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
                          YEAR ENDED DECEMBER 31, 1999

Weighted Average Shares Outstanding:


       TOTAL               # DAYS
      SHARES            OUTSTANDING
    2,179,124    x             19    =         41,403,356
    2,179,713    x             30    =         65,391,390
    2,180,358    x             20    =         43,607,160
    2,180,691    x             54             117,757,314
    2,182,661    x              3    =          6,547,983
    2,315,663    x             13    =         30,103,619
    2,328,667    x              7    =         16,300,669
    2,355,070    x             15    =         35,326,050
    6,150,401    x             11    =         67,654,411
    6,569,890    x            178    =      1,169,440,420
    6,572,135    x             15    =         98,582,025
                              ---           -------------
                              365           1,692,114,397
                              ===           =============

                                            1,692,114,397  / 365  =   4,635,930
                                                                      =========

Loss Per Share:

 Net Loss plus dividend accrual
plus accretion of offering costs           $   (8,259,546)        =  $    (1.78)
---------------------------------          --------------            ==========
      Weighted Avg. Shares                      4,635,930

                        ENCHIRA BIOTECHNOLOGY CORPORATION
                BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
                          YEAR ENDED DECEMBER 31, 2000

Weighted Average Shares Outstanding:


       TOTAL              # DAYS
      SHARES           OUTSTANDING
    6,572,135      x           3     =       19,716,405
    6,574,135      x           7     =       46,018,945
    6,576,135      x          15     =       98,642,025
    6,578,135      x          14     =       92,093,890
    6,591,135      x           1     =        6,591,135
    6,596,135      x           6     =       39,576,810
    6,624,189      x           8     =       52,993,512
    6,629,189      x           1     =        6,629,189
    6,691,762      x           6     =       40,150,572
    6,706,762      x           1     =        6,706,762
    6,723,424      x           3     =       20,170,272
    6,734,224      x          14     =       94,279,136
    6,734,917      x           4     =       26,939,668
    6,772,512      x           6     =       40,635,072
    7,016,029      x           7     =       49,112,203
    7,018,059      x           4     =       28,072,236
    7,020,039      x          17     =      119,340,663
    7,020,342      x           5     =       35,101,710
    7,021,002      x          20     =      140,420,040
    7,034,921      x          46     =      323,606,366
    7,042,398      x          17     =      119,720,766
    7,054,860      x          46     =      324,523,560
    9,054,860      x          45     =      407,468,700
    9,055,285      x          22     =      199,216,270
    9,056,285      x           9     =       81,506,565
    9,067,075      x          20     =      181,341,500
    9,067,700      x          19     =      172,286,300
                            ----
                             366     =    2,772,860,272
                            ====         ==============

                                          2,772,860,272   / 366  =    7,576,121
                                                                    ===========

Loss Per Share:

 Net Loss plus dividend accrual
plus accretion of offering costs         $   (8,336,096)            $     (1.10)
---------------------------------        ---------------            ===========
     Weighted Avg. Shares                     7,576,121